UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant x

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

x	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PATHFINDER BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

x	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 8, 2022

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. The Annual Meeting will be held at 10:00 a.m., Eastern Time, on May 13, 2022. We are pleased that this year’s Annual Meeting will be conducted solely online via live webcast. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MY9FFMD.  There is no password requirement for this meeting.  Please note that this virtual meeting service is not supported by Internet Explorer.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting, we will also report on our operations. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to questions that shareholders may properly present.

The Annual Meeting is being held so that shareholders may consider the election of six directors and the appointment of Bonadio & Co., LLP, as our independent registered public accounting firm for the year ending December 31, 2022.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of the nominated directors and “FOR” the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2022.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, or vote by telephone or internet as directed on our Proxy Card enclosed, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Thomas W. Schneider

President and Chief Executive Officer

Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126
(315) 343-0057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – May 13, 2022

Notice is hereby given that the Annual Meeting of Pathfinder Bancorp, Inc. will be held at 10:00 a.m., Eastern Time, on May 13, 2022. This year’s Annual Meeting will be conducted solely online via live webcast. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MY9FFMD.  There is no password requirement for this meeting.  Please note that this virtual meeting service is not supported by Internet Explorer. Details regarding how to participate in the meeting online are more fully described in the accompanying proxy statement.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

(1)	The election of six directors; and
(2)	The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 24, 2022 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET AS DIRECTED ON OUR PROXY CARD ENCLOSED.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE ELECTRONICALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED TO REGISTER IN ADVANCE TO ATTEND THE ANNUAL MEETING VIRTUALLY ON THE INTERNET.  OUR PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE ON THE INTERNET AT WWW.PATHFINDERBANK.COM/ANNUALMEETING.

By Order of the Board of Directors

April 8, 2022William O’Brien, Secretary

IMPORTANT:  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126
(315) 343-0057

I.	INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
A.	DATE, TIME AND PLACE

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pathfinder Bancorp, Inc. (the “Company”) to be used at our Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on May 13, 2022 at 10:00 a.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying notice of Annual Meeting and this proxy statement are first being mailed to shareholders on or about April 8, 2022.

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on March 24, 2022 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. If you are unable to access the virtual meeting and need assistance finding a place to access the Annual Meeting on the internet, please contact the Company at 315-207-8039 prior to May 10, 2022.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MY9FFMD.  There is no password requirement for this meeting.  Please note that this virtual meeting service is not supported by Internet Explorer. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The online meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

B.	VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on the Record Date, are entitled to one vote for each share they own. As of the Record Date, we had 4,603,184 shares of voting common stock outstanding.  The presence at the Annual Meeting or by proxy of a majority of the outstanding shares of voting common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a shareholder holds shares in street name (i.e., the shares are held in a stock brokerage account or by a bank, trust, or other institution) and does not provide voting instructions to the holder of the account for non-discretionary voting items such as the election of directors, such shares will be considered “Broker non-votes.” Broker non-votes and proxies marked “abstain” will be counted for purposes of determining that a quorum is present, but will not be considered as votes cast as to the matters to be considered.

As to the election of directors, shareholders may cast their votes “For” or “Withhold.”  As to the ratification of our independent registered public-accounting firm, shareholders may cast their votes “For,” “Against” or “Abstain.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes cast at the Annual Meeting or by proxy, without regard to broker non-votes or proxies as to which shareholders abstain, is required for the ratification of Bonadio & Co., LLP as our independent registered public accounting firm (the “Auditors”) for the year ending December 31, 2022.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of our voting common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit unless approved by our Board of Directors. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.  However, pursuant to our Articles of Incorporation, our employee stock ownership plan will not be deemed to beneficially own any “over the limit Company stock” held under such plan. Castle Creek Capital Partners VII, L.P. has been approved by the Board of Directors to vote shares held in excess of the Limit.

If you participate in the Pathfinder Bank (“Pathfinder Bank” or the “Bank”) Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card so that you may direct the trustee to vote on your behalf under the plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of voting common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Pathfinder Bancorp, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your ESOP voting instructions is May 4, 2022.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 11, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

•	By email - Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•	By mail:

Computershare

Pathfinder Bancorp, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

C.	PROXY SOLICITATION COSTS

The Company will pay all costs relating to the solicitation of proxies. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s stock.

D.	REVOCATION OF PROXIES

Shareholders who sign the proxies we are soliciting will retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted in favor of all proposals. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares as directed by a majority of the Board of Directors in attendance at the Annual Meeting.  We know of no additional matters that will be presented for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to our Secretary, at the address shown above, by delivering to us a duly executed proxy bearing a later date or by attending the Annual Meeting and voting. The presence at the Annual Meeting of any shareholder who had returned a proxy will not revoke the proxy unless the shareholder votes electronically at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of the proxy. If you are a shareholder whose shares are not registered in your name, you must register in advance following the instructions described above.

E.	CONDUCT OF MEETING

In accordance with our bylaws, and by action of the Board of Directors, the Chair of the Board will preside over the Annual Meeting.  The Chair of the Board has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize shareholders who have questions, and the right to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting have been established and will be available at the meeting along with the agenda of the matters to be considered at the Annual Meeting.

F.	ATTENDANCE OF DIRECTORS AT THE ANNUAL MEETING

The Company does not have a policy regarding the attendance of Board members at the Annual Meeting, although all are encouraged to attend.  Eight directors attended the 2021 Annual Meeting.

G.	OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under Maryland Law and the Securities Exchange Act of 1934.

H.	SMALLER REPORTING COMPANY

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission.

II.	OUR GOVERNANCE AND BENEFICIAL OWNERSHIP

A.	LEADERSHIP STRUCTURE AND RISK OVERSIGHT ROLE OF THE BOARD OF DIRECTORS

Our Board has a separate person serve as Chief Executive Officer (“CEO”) and Chair of the Board and has functioned in that manner since the year 2000.  Mr. Burritt, our Chair, is an independent director as defined by NASDAQ’s listing requirements. The Company has spent significant time evaluating its leadership structure and has determined that, under the present circumstances, separating the Chair and CEO positions is appropriate.  We believe this separation allows our Board to concentrate on policy and strategy and our CEO the time to concentrate on executing such strategy.  Additionally, we believe this structure is most appropriate given the Board’s role in monitoring the Company’s execution of its business plan and the risk elements associated with such execution.

The primary risks facing the Bank, as the operating subsidiary of the Company, are interest rate risk, liquidity risk, investment risk, credit risk, risks associated with inadequate allowance for loan losses, cyber security risks, competitive risks and regulatory risks.  While the full Board is actively engaged in monitoring all of the noted risks, we have further assigned specific responsibilities to Board Committees for detailed review.  The Asset/Liability Committee, with the assistance of professional consultants, monitors interest rate risk, investment risk and liquidity risk. The Executive/Loan Committee, with the assistance of a professional loan review consultant, monitors the credit risks and risks associated with allowance for loan losses.  The Technology Steering Committee, with the assistance of professional experts, monitors and responds to cyber risks.  In addition, we purchase internet liability and other insurance to protect us against cyber security risks.  The Audit/Compliance Committee monitors regulatory risks.  Every member of our Board engages in continuing education in an effort to monitor Enterprise Risk Management issues so that they can effectively engage in their oversight role.

B.	INDEPENDENCE AND DIVERSITY OF DIRECTORS

Our common stock is listed on the NASDAQ Capital Market. The Board of Directors has determined that all of its directors, with the exception of Mr. Schneider and Mr. Funiciello, are “independent” pursuant to NASDAQ’s listing requirements. In evaluating the independence of our independent directors, we considered the following transactions between us and our independent directors during 2021 that are not required to be disclosed under “Transactions with Certain Related Persons:”

•	The law firm of which our Director William A. Barclay is a partner, was paid for real estate loan closings by borrowers and other legal matters in the amount of $38,445.
•

The firm of which our Director David A. Ayoub is a partner, was paid $43,293 in fees associated with their assistance in the preparation of application forms for the Paycheck Protection Program, including referrals made to Pathfinder Bank.

Our Board of Directors has determined that these transactions did not impair the independence of the named directors.  Our independent directors hold executive sessions no less than twice a year.

Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in our review of candidates. The Nominating Committee hopes to continue to diversify our Board membership.  As considered by our Board, diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

C.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups who beneficially own in excess of 5% of the Company's voting common stock are required to file Schedule 13G or Schedule 13D reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the date of the most recent reports, the shares of voting common stock beneficially owned by each person or entity that was the beneficial owner of more than 5% of our outstanding shares of voting common stock.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

The following table represents the ownership of our Schedule 13D and 13G filers as of the Record Date:

Name and Address of Beneficial Owners	Amount Beneficially Owned	Percentage of Shares of Voting Common Stock Outstanding
Castlecreek Capital Partners VII, LP (1)	409,908	8.9%
Castlecreek Capital VII LLC
6051 El Tordo
PO Box 1329
Rancho Santa Fe, CA 92067

Pathfinder Bank Employee Stock Ownership Plan Trust (2)	405,383	8.8%
c/o Pentegra Services, Inc.
2 Enterprise Drive, Suite 408
Shelton, CT 06484

Minerva Advisors, LLC (3)	251,746	5.5%
Minerva Group, LP
Minerva GP, LP
Minerva GP, Inc.
David P. Cohen
50 Monument Road, Suite 201
Bala Cynwyd, PA 19004

(1)

Based on information reported on a Schedule 13D/A filed with the Securities and Exchange Commission on November 17, 2020, Castle Creek Capital Partners VII, LP and Castle Creek Capital VII, LLC reported shared voting power for 409,908 shares of our voting common stock and shared dispositive power over 409,908 shares of our voting common stock.

(2)

Based on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2022, Pentegra Trust Company, the trustee for the Pathfinder Bank Employee Stock Ownership Plan, reported sole voting power for 72,366 shares of our voting common stock, shared voting power for 333,017 shares of our voting common stock, sole dispositive power over 376,886 shares of our voting common stock and shared dispositive power over 28,497 shares of our voting common stock.

(3)

Based on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2022, Minerva Advisors, LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen reported sole dispositive and voting power with respect to 204,250 shares of our voting common stock and Minerva Advisors, LLC and David P. Cohen reported shared dispositive and voting power with respect to 47,496 shares of our voting common stock.

The following table sets forth as of the Record Date, the shares of common stock beneficially owned by directors, executive officers and other management for whom we file Section 16 reports.

Name and Address of Beneficial Owners	Number of Shares Owned and Nature of Beneficial Ownership (1)	Number of Unexercised Stock Options which are included in Beneficial Ownership (2)	Percentage of Shares of Voting Common Stock Outstanding
Directors and Executive Officers (3)	#	#	%
David A. Ayoub (4)	39,948	17,023	0.9
William A. Barclay (5)	90,750	8,787	2.0
Chris R. Burritt (6)	56,691	8,787	1.2
John P. Funiciello (7)	45,537	8,787	1.0
Adam C. Gagas (8)	201,052	17,023	4.4
Melanie Littlejohn (9)	12,302	8,787	0.3
John F. Sharkey, III (10)	51,538	-	1.1
Lloyd "Buddy" Stemple (11)	71,570	-	1.6
Thomas W. Schneider (12)	94,114	21,407	2.0
James A. Dowd (13)	67,863	13,556	1.5
Ronald Tascarella (14)	99,219	13,556	2.2
Daniel R. Phillips (15)	60,646	33,793	1.3
Calvin L. Corriders (16)	49,477	17,055	1.1
Walter F. Rusnak (17)	76,495	13,222	1.7
William O'Brien (18)	32,397	17,055	0.7
All Directors and Executive Officers as a Group (15 persons)	1,049,599	198,838	22.8
Section 16 Filers

Robert G. Butkowski	27,075	3,136	0.6
Ronald G. Tascarella	22,844	3,609	0.5

(1)

A person is deemed to be the beneficial owner, for purposes of this table, of any shares of voting common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  This table includes all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power. ESOP shares allocated to the officers are also included within their respective totals.

(2)	These options are exercisable within 60 days of the Record Date. They cannot be voted until exercised.
(3)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
(4)	Mr. Ayoub’s shares include 17,763 in a 401(k) plan and 1,647 in an IRA.
(5)	Mr. Barclay has sole voting and investment power over 19,987 shares and shared investment and voting power over 61,976 shares.
(6)	Mr. Burritt’s shares include 25,000 in an IRA.
(7)	Mr. Funiciello’s shares include 5,000 in an IRA.
(8)	Mr. Gagas’s shares include 14,300 in an IRA. He has sole voting and investment power over 34,365 shares and shared investment and voting power over 149,664 shares.
(9)	Ms. Littlejohn has sole voting and investment power over 3,515 shares.
(10)	Mr. Sharkey’s shares include 20,000 in an IRA.
(11)	Mr. Stemple has sole voting and investment power over 69,070 shares and shared investment and voting power over 2,500 shares.

(12)	Mr. Schneider’s shares include 23,362 in Pathfinder Bank’s 401(k) plan and 19,233 in Pathfinder Bank’s ESOP. He also has 2,259 restricted stock units that will vest within 60 days of the record date.
(13)	Mr. Dowd’s shares include 16,607 in Pathfinder Bank’s 401(k) plan and 18,055 in Pathfinder Bank’s ESOP. He also has 1,054 restricted stock units that will vest within 60 days of the record date.
(14)

Mr. Tascarella’s shares include 20,292 in Pathfinder Bank’s 401(k) plan and 7,821 in Pathfinder Bank’s ESOP.  He has sole voting and investment power over 79,611 shares and shared investment and voting power over 5,000 shares.  He also has 1,054 restricted stock units that will vest within 60 days of the record date.

(15)	Mr. Phillip’s shares include 6,021 in Pathfinder Bank’s 401(k) plan and 11,510 in Pathfinder Bank’s ESOP. He also has 1,054 restricted stock units that will vest within 60 days of the record date.
(16)	Mr. Corrider’s shares include 15,974 in Pathfinder Bank’s 401(k) plan and 5,695 in Pathfinder Bank’s ESOP.
(17)	Mr. Rusnak’s shares include 25,000 in an IRA and 3,133 in Pathfinder Bank’s ESOP.
(18)	Mr. O’Brien’s shares include 3,255 in Pathfinder Bank’s 401(k) plan and 7,201 in Pathfinder Bank’s ESOP.

D.	DELINQUENT SECTION 16(a) REPORTS

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our executive officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. Thomas Schneider filed one late Form 4 reporting four transactions that occurred over a four day period.

E.	TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to us. This prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  Regulations permit executive officers and directors to receive the same loan terms through programs that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to the other participating employees.  The Bank currently has loans to each of the following officers and/or directors or their immediate families: David Ayoub, Chris Burritt, James Dowd, John Funiciello, William O’Brien, Daniel Phillips, Thomas Schneider, John Sharkey III, Lloyd Stemple and Ronald Tascarella.

After one year of service at the Bank, full-time employees and directors are entitled to receive a primary residence mortgage loan at an interest rate of 0.25% below market, consistent with applicable laws and regulations.  Until 2021, the rate was at 0.50% below market.

The chart below lists the executive officers and directors who participated in the employee mortgage loan program during the years ended December 31, 2021 and 2020 and certain information with respect to their loans.  No other directors or executive officers participated in the employee mortgage loan program during the years ended December 31, 2021 and 2020.

	Largest Aggregate		Non-	Principal	Principal Paid	Interest Paid
	Balance 01/01/20	Interest	Employee	Balance	01/01/2020 to	01/01/20 to
	to 12/31/21	Rate	Interest Rate	12/31/2021	12/31/2021	12/31/2021
Name	$	%	%	$	$	$
Thomas Schneider	151,364	5.250	5.750	-	151,364	9,965
Thomas Schneider	244,000	2.700	2.950	240,466	3,534	4,782
James Dowd	69,804	2.625	3.125	-	68,904	1,168
James Dowd	147,000	2.250	2.500	-	147,000	4,014
James Dowd	208,000	2.125	2.375	208,000	-	189
Lloyd Stemple	148,063	2.750	3.250	110,593	37,470	7,165
William O'Brien	127,178	2.500	3.000	94,583	32,596	5,816
Daniel Phillips	60,435	3.625	4.125	-	60,435	1,059

Other than the loans noted in the above table, all other loans made to directors or executive officers:

•	were made in the ordinary course of business;
•	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and

•	did not involve more than normal risk of collectability or present other unfavorable features.

All transactions between us and our executive officers, directors, holders of 10% or more of the shares of the Company’s common stock and affiliates thereof, must be approved by a majority of our independent outside directors not having any interest in the transaction, pursuant to our Code of Ethics.

On December 28, 2020, the Bank sold a parcel of property and an existing dwelling that was in the process of being developed into a new branch location to 506 West Onondaga Associates, LLC. Director John P. Funiciello is a member of 506 West Onondaga Associates, LLC. The purchase price of the property was $612,000.

In January of 2021, the Bank entered into a lease agreement with 506 West Onondaga Associates, LLC to lease the entire building located at 506 West Onondaga Street, Syracuse, New York and the vacant property located at 303 Slocum Avenue, Syracuse, New York.  The term of this lease will be for a period of thirty-two years and sixty days commencing on February 1, 2021.  The Bank will pay the landlord, as total rent for the first twelve months of the lease, the annual sum of $201,168.  After the first anniversary of the lease, and for every 12 month period following until the end of the lease term, the Bank will pay the landlord, as total rent, the annual sum of $261,996.

The property will continue to be developed by 506 West Onondaga Associates, LLC up to a total project cost of $2.8 million. All development costs over $2.8 million will be the responsibility of the Bank and treated as leasehold improvements.

F.	Anti-Hedging Policy

The Company’s anti-hedging and anti-pledging provisions are covered in the Company’s Insider Trading Policy. Under the policy, directors and named executive officers are prohibited from engaging in short sales of Company stock and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company stock. In addition, directors and named executive officers are prohibited from pledging Company stock as collateral for any loan or holding Company stock in a margin account.

G.	CODE OF ETHICS

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available at the Corporate Information page on our website at https://ir.pathfinderbank.com.  Amendments to, and waivers from, the Code of Ethics will also be disclosed on our website.

H.	SHAREHOLDER COMMUNICATIONS

The Board of Directors has established a process for shareholders to send communications to a director by either United States mail or electronic mail. Any shareholder who desires to communicate directly with our directors should send their communication to Board of Directors, Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126 or by email to directors@pathfinderbank.com. The communication should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly, for example where it is a request for information about us or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

III.	MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2021, the Board of Directors held twelve regular meetings.  During the year ended December 31, 2021, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

Much of our work is performed in Committees which is then reported to the full Board.  Members in committees are described in the following table:

Director	Asset/Liability Committee (ALCO) Member	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member	Executive Loan Review Committee Member

David A. Ayoub	X	Chair	X		X
William A. Barclay			X	Chair	X
Chris R. Burritt	X	X	X	X	Chair
John P. Funiciello	X				X
Adam C. Gagas	X		Chair		X
Melanie Littlejohn		X		X	X
Thomas W. Schneider					X
John F. Sharkey, III	X	X	X	X	X
Lloyd "Buddy" Stemple	Chair		X	X	X

A.	NOMINATING/GOVERNANCE COMMITTEE

The Nominating/Governance Committee met nine times in the year ended December 31, 2021 to address issues concerning corporate governance, succession planning, and to nominate directors to fulfill the terms of the upcoming year. In the year ended December 31, 2021, the Nominating/Governance Committee was comprised of Directors, Barclay, Burritt, Littlejohn, Sharkey and Stemple, each of whom are “independent” pursuant to the NASDAQ listing requirements. The Nominating/Governance Committee has a charter which is available at our Corporate Information page on our website at https://ir.pathfinderbank.com.

Among other things, the functions of the Nominating/Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;
•	to review and monitor compliance with the requirements for board independence; and
•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating/Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating/Governance Committee would solicit suggestions for director candidates from all Board members. In addition, the Nominating/Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

The Nominating/Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;
•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
•	is familiar with the communities in which we operate and/or is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders;
•	has the capacity and desire to represent the balanced, best interest of our shareholders as a group, and not primarily a special interest group or constituency; and

•

has had a principal residence for two years on a continuous basis within the following counties in New York – Oswego, Jefferson, Lewis, Oneida, Onondaga or Cayuga.  Our Bylaws provide that this provision may be overridden by two-thirds vote of the Board of Directors.

The Nominating/Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee Financial Expert.  Diversifying our board membership is also an important consideration.

The Nominating/Governance Committee will consider candidates for the Board of Directors recommended by shareholders. In order to make a recommendation to the Board of Directors, a shareholder must own no less than 500 shares of the Company. Shareholders who are so qualified may send their recommendations to our Corporate Secretary for forwarding to the Nominating/Governance Committee. In light of the due diligence required to evaluate recommendations, said recommendations for candidates for the 2023 annual meeting must be received by the Nominating/Governance Committee by June 30, 2022.

Shareholders may submit the names of candidates to be considered in writing to our Corporate Secretary, at 214 West First Street, Oswego, New York 13126. The submission must include the following information:

•

the name and address of the shareholder as it appears on our books, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between us and the candidate;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating/Governance Committee will consider shareholder recommendations made in accordance with the above similarly to any other nominee proposed by any other source. We have not paid a fee to any third party to identify or evaluate any potential nominees. Moreover, the Nominating/Governance Committee has not received within the last year a recommended nominee from any shareholder.

B.	COMPENSATION COMMITTEE

The Compensation Committee meets periodically to review the performance of officers and to determine compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Compensation Committee. In the year ended December 31, 2021, the members of the Compensation Committee were Directors Gagas, Ayoub, Barclay, Burritt, Sharkey and Stemple. All of these directors are “independent” pursuant to NASDAQ listing requirements. The Compensation Committee met five times during the year ended December 31, 2021. The Compensation Committee has a charter which is available at the Corporate Information page at our website at https:/ir.pathfinderbank.com.

Any shareholder who wishes to communicate directly with a member of the compensation committee should do so by e-mail to compcommittee@pathfinderbank.com.

C.	AUDIT COMMITTEE

In 2021, the Audit Committee consisted of Directors Ayoub, Burritt, Littlejohn and Sharkey.  The Audit Committee meets on a periodic basis with the internal auditor to review audit programs and the results of audits of specific areas, on regulatory compliance issues, as well as to review information to further their financial literacy skills. The Audit Committee meets with the independent registered public accounting firm to review quarterly and annual filings, the results of the annual audit and other related matters. The Chairman of the Audit Committee may meet with the Auditors on quarterly filing issues in lieu of the entire committee. The Audit Committee met five times in 2021.  Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ and SEC Rule 10A(m)-3. Our Board of Directors has adopted a written charter for the Audit Committee which is available at the Corporate Information page on our website at https://ir.pathfinderbank.com. The Audit Committee maintains an understanding of our key areas of risk and assesses the steps management takes to minimize and manage such risks and:

•	selects and evaluates the qualifications and performance of the Auditors;
•	ensures that the internal and external auditors maintain no relationship with management and/or us that would impede their ability to provide independent judgment;
•	oversees the adequacy of the systems of internal control;
•	reviews the nature and extent of any significant changes in accounting principles; and
•

oversees that management has established and maintained processes reasonably calculated to ensure our compliance with all applicable law, regulations, corporate policies and other matters contained in our Code of Ethics which is available at the Corporate Information page on our website at https://ir.pathfinderbank.com.

The Audit Committee has established procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

The Board of Directors has determined that Mr. Ayoub qualifies as an Audit Committee financial expert serving on the committee. Mr. Ayoub meets the criteria established by the Securities and Exchange Commission.

D.	ASSET/LIABILITY COMMITTEE (ALCO)

Pathfinder Bank, the operating subsidiary of the Company has an Asset/Liability Committee.  The purpose of the committee is to oversee the asset/liability, interest rate risk, liquidity, capital adequacy, funds management and investment functions of the Bank. Members in 2021 consisted of Directors Stemple, Ayoub, Burritt, Funiciello, Gagas and Sharkey.  The committee met four times in 2021, each time being assisted by a professional consultant in ALCO matters.

E.	EXECUTIVE/LOAN COMMITTEE

Pathfinder Bank’s most significant asset is its loan portfolio.  The loan portfolio produces most of the Bank’s revenue but also exposes the Bank to credit and interest rate risk.  The Executive/Loan Committee is primarily responsible for monitoring this asset.   All of the board of directors are members of the committee.  The committee meets generally every other week to respond to customer demands.  In addition, the Executive Loan Committee has the authority to make some decisions on behalf of the whole Board when expediency is required.

F.	OTHER COMMITTEES

Pathfinder Bank and the Company have a number of other standing and adhoc committees such as Strategic Planning, Facilities and Technology Steering, etc.  Board members are encouraged to, and do, attend various committee meetings even if they are not official members in order to get a broader understanding of Bank operations and to give Bank management the benefit of their experience.

IV.	COMPENSATION DISCLOSURES

A.	EXECUTIVE COMPENSATION

As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis (“CD&A”) under Item 402(b) of Regulation S-K.  Nevertheless, we do want our shareholders to understand our compensation policies and procedures so we incorporate many, but not all, of the required disclosures of a full CD&A.

Our Compensation Philosophy.  The Company’s ability to attract and retain talented employees and executives with skills and experience is essential to providing value to its shareholders.  The Company seeks to provide fair and competitive compensation to its employees (including the Named Executive Officers described below) by providing the type and amount of compensation consistent with our peers.  We also seek to drive performance through short-term incentive compensation and to align our executives’ interest with shareholders with appropriate equity awards.

Compensation Best Practices.  Our compensation program is designed to retain and reward our Named Executive Officers by aligning their compensation with short-term and long-term performance.  Toward that end, we use the following compensation best practices:

•

Our cash-based bonus payments are tied to both financial and non-financial performance measures and are subject to a “clawback” policy, providing for the partial or total return of the cash bonus in the event of a restatement of our financial statements which makes the performance measures no longer valid;

•	No tax “gross ups” are included in any employment related agreements;
•	Our perquisites and personal benefits are limited to those that support a documented business purpose;
•

Our change in control provisions in the Company’s employment and other agreements with its Named Executive Officers provide for payment only upon termination of employment or job diminishment in connection with a change in control (also called “double trigger” event);

•	We use appropriate peer groups when establishing compensation; and
•	We balance short and long-term incentives.

Compensation Program Elements.  The Compensation Committee, with the assistance of our consultants, when engaged, has incorporated the following elements into the corporate program to meet the documented corporate philosophy:

•	Cash based salary and employment benefits that are competitive with our peers;
•	Cash based bonus, directly linking pay to both Company and individual performance;
•	An equity plan designed to align the executives’ interest with the Company’s shareholders in achieving long-term performance;
•	A qualified 401(k) plan allowing executives to defer “pre-tax” earnings toward retirement;
•	An employee stock ownership plan rewarding long-term service to the Company;
•	A defined contribution supplemental executive retirement plan (“SERP”) rewarding long-term service to the Company for certain members of senior management;
•	An executive non-qualified deferred compensation plan allowing executives to defer income for retirement purposes;
•	Insurance programs designed to replace income in the event of sickness, accident or death; and
•	Limited perquisites based on demonstrated business purpose.

Role of the Compensation Committee and Consultants.  The Committee annually reviews the performance of the CEO and other executive officers and recommends to the Board of Directors changes to base compensation, as well as the amount of any bonus to be awarded.  In determining the compensation of an officer, the Committee and the Board of Directors take into account individual performance, performance of the Company and information regarding compensation paid to executives of peer group institutions performing similar duties. The CEO recommends to the Compensation Committee, compensation arrangements for the Executive Vice Presidents and Senior Vice Presidents.  He does not recommend compensation arrangements for himself or Board members.

While the Compensation Committee and the Board of Directors do not use strict numerical formulas to determine changes in compensation for the CEO, Executive Vice Presidents and Senior Vice Presidents, and while they weigh a variety of different factors in their deliberations, both company-wide and individually-based performance objectives are used in determining the compensation of the CEO, Executive Vice Presidents and Senior Vice Presidents.  Company-wide performance objectives emphasize earnings, profitability, earnings contribution to capital, capital strength, asset quality, and return on equity which are customarily used by similarly-situated financial institutions in measuring performance.  Individually-based performance objectives include non-quantitative factors considered by the Compensation Committee and the Board of Directors such as general management oversight of the Company, the quality of communication with the Board of Directors, the productivity of employees and execution of the Bank’s Strategic Plan. Finally, the Compensation Committee and the Board of Directors considers the standing of the Company with customers and the community, as evidenced by customer and community complaints and compliments.

Generally, the Company retains a compensation consultant triannually coincident with our “Say-on-Pay” vote. Accordingly, in late 2020, the Compensation Committee retained the services of McLagan Partners, Inc. (McLagan) as its independent compensation advisor. McLagan’s report benchmarked senior executive pay, including our Named Executive Officers, against the same pay of the same officers of our peers in the following areas: base salary; annual short-term incentives and long-term incentive compensation. Survey data was also available to supplement the public disclosures of our peers. Since we will have our next “Say-on-Pay” vote in 2024, a compensation consultant will be retained in 2023.

B.	COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table. The following table shows the compensation of Thomas W. Schneider, our principal executive officer, and the two other most highly compensated executive officers (“Named Executive Officers”) that received total compensation of $100,000 or more during the past fiscal year for services to Pathfinder Bancorp, Inc. or any of its subsidiaries.  The table includes the compensation awarded, paid to, or earned by, our Named Executive Officers during the years ended December 31, 2021 and 2020, respectively.

Summary Compensation Table
Name and Principal			Bonus	Stock Options	Restricted Stock Units	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	Salary	($) (1)	($)	($)	($) (2)	($) (3)	($)
Thomas W. Schneider	2021	360,350	130,147	─	─	─	659,942	1,150,439
President and Chief	2020	360,350	67,081	─	─	6,555	130,120	564,106
Executive Officer
James A. Dowd	2021	219,300	54,540	─	─	10,867	87,404	372,111
Executive Vice President	2020	210,000	33,996	─	─	8,348	84,767	337,111
Chief Operating Officer
Ronald Tascarella	2021	219,300	53,452	─	─	3,541	61,189	337,482
Executive Vice President	2020	210,000	35,700	─	─	2,523	56,397	304,620
Chief Banking Officer

(1)	Current year performance-based bonus awards were paid during March 2022.
(2)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each Named Executive Officer.
(3)	The amounts listed in the “All Other Compensation” column consist of the following for each Named Executive Officer for the year ended December 31, 2021:

		Employee Savings Plan Company Contribution	Automobile Expense Reimbursement	Club Dues	Life Insurance Premium	ESOP Allocation (2)	Supplemental Executive Retirement Plan	Early Payment of Executive Deferred and Supplemental Executive Retirement Plans (1)	Total
Named Executive	Year	($)	($)	($)	($)	($)	($)	($)	($)
Thomas W. Schneider	2021	23,762	21,112	5,860	76	15,900	22,232	571,000	659,942
James A. Dowd	2021	17,874	21,601	─	76	14,955	32,898	─	87,404
Ronald Tascarella	2021	15,056	─	─	76	13,159	32,898	─	61,189

(1)

Represents the complete withdrawal of Mr. Schneider’s entire account balance under each of the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferred Compensation Plan due to an unforeseeable emergency.

(2)	The ESOP value is calculated based on the Company’s stock price of $17.17 per share as of December 31, 2021.

Employment Agreement.  The Company and its operating subsidiary, Pathfinder Bank, entered into an employment agreement with Thomas W. Schneider.  The agreement has an initial term of three years.  Unless notice of non-renewal is provided, the agreement renews annually.  The agreement provides for the payment of a base salary, which will be reviewed at least annually, and which may be increased.  Under the agreement, the 2022 base salary for Mr. Schneider is $360,350.   In addition to the base salary, the agreement provides for, among other things, participation in employee and welfare benefit plans and incentive compensation and bonus plans applicable to senior executive employees, and reimbursement of business expenses.

Mr. Schneider is entitled to severance payments and benefits in the event of termination of employment under specified circumstances.  In the event his employment is terminated for reasons other than for cause, disability or retirement, or in the event he resigns during the term of the agreement following:

•	the failure to elect or re-elect or to appoint or re-appoint him to his executive position;
•	the failure to nominate him to be elected or re-elected as a director of the Bank or the Company;
•	a material change in his functions, duties, or responsibilities, which change would cause his position to become one of lesser responsibility, importance or scope;
•	the liquidation or dissolution of the Company or the Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect his status;
•	a relocation of his principal place of employment by more than 30 miles from its location as of the date of the agreements or;
•	a material breach of the agreements by the Company or the Bank.

Mr. Schneider will be entitled to a severance payment equal to three times the sum of his base salary and the highest rate of bonus awarded to him during the prior three years, payable as a single cash lump sum distribution within 30 days following his date of termination.  In addition, the Company or the Bank will continue to provide him with continued life insurance and non-taxable medical and dental coverage for 36 months.

If he voluntarily resigns from his employment with the Company and the Bank, (without the occurrence of the specified circumstances listed above) the Board will have the discretion to provide severance pay to him, provided, however, that such amount does not exceed three times the average of the executive’s three preceding years’ base salary, including bonuses, any other cash compensation paid during such years, and the amount of contributions made on behalf of him to any employee benefit plans maintained by the Company or the Bank during such years.

Upon the occurrence of a change in control of the Company or the Bank followed by the Mr. Schneider’s termination of employment for any reason, other than for cause, he will be entitled to receive a single cash lump distribution equal to 2.99 times his average base salary over the previous five years, including bonuses, any other cash compensation paid to him during such years, and the amount of contributions made on behalf of him to any employee benefit plans maintained by the Company or the Bank during such years.  In addition, the Company or the Bank will continue to provide him with continued life insurance and non-taxable medical and dental coverage for 36 months.  In the event payments made to him include an “excess parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payment will be reduced by the minimum dollar amount necessary to avoid this result.  Should he become disabled, he would be entitled to receive his base salary for one year, where the payment of base salary will commence within 30 days from the date he is determined to be disabled, and will be payable in equal monthly installments.

Upon his voluntary resignation from employment (without the occurrence of the specified circumstances listed above) he agrees not to compete with the Company or the Bank for one year following his resignation.

Change of Control Agreements.   The Company and Pathfinder Bank have entered into Change of Control Agreements with James A. Dowd and Ronald Tascarella which provide certain benefits to them should they be “dismissed” from employment within a twelve-month period following a change of control of the Company or the Bank.  Although “dismissal” does not include a termination for cause or voluntary termination, it does include the executive’s resignation as a result of:

•	a material change in the executive’s functional duties or responsibilities which would cause the executive’s position to become one of lesser responsibility, importance of scope;
•	a relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement, or
•	a material reduction in the benefits to the executive as of the date of the agreement.

In the event of such dismissal, the executive, or his beneficiary should he die subsequent to the dismissal, is entitled to a lump sum payment equal to two times the executive’s most recent annual base salary plus bonuses and any other cash compensation paid to the executive within the most recent twelve (12) month period.  The executive is also entitled to continued life, medical and dental coverage for a period of twenty-four (24) months subsequent to the dismissal, and will become fully vested in any stock option plans, deferred compensation plans, or restricted stock plans in which he participates.

Defined Contribution Supplemental Retirement Income Agreements.  The Bank adopted a Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 2014.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers.  The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service (other than “for cause”), subject to the requirements of Section 409A of the Internal Revenue Code.  Accordingly, the SERP obligates the Bank to make a contribution to each executive’s account on the last business day of each calendar year.  In addition, the Bank may, but is not required to, make additional discretionary contributions to the executive’s accounts from time to time.  All executives currently participating in the SERP are fully vested in the Bank’s contribution to the plan.  In the event the executive is terminated involuntarily or resigns for good reason within 24 months following a change in control, the Bank is required to make additional annual contributions equal to the lesser of the contributions required for: (1) three years or (2) the number of years remaining until the executive’s benefit age, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within 24 months after a change in control, the executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event the executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid either in a lump sum or in monthly installments for 10 years as detailed in the executive’s participant agreement.  In 2021, Thomas W. Schneider received a withdrawal of his entire account balance under the SERP due to an unforeseeable emergency.  Following the withdrawal, Mr. Schneider will no longer be a participant in the SERP.

Executive Deferred Compensation Plan.  Pathfinder Bank maintains an Executive Deferred Compensation Plan for a select group of management employees.  A participant in the plan is eligible to defer, on a monthly basis, a percentage of compensation received from the Bank, up to $750.  The participant’s deferred compensation will be held by the Bank subject to the claims of the Bank’s creditors in the event of the Bank’s insolvency.

Upon the earlier of the date on which the participant terminates employment with the Bank or attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled to his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of the Company or the Bank followed by the participant’s termination of employment within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.  Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, the Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the participant’s date of disability.  Such benefit will commence within 30 days following the date on which the participant is disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

In 2021, Thomas W. Schneider received a withdrawal of his entire account balance under the Executive Deferred Compensation Plan due to an unforeseeable emergency.  Following the withdrawal, Mr. Schneider will no longer be a participant in the Executive Deferred Compensation Plan in 2022.  The only Named Executive Officers remaining in the Executive Deferred Compensation Plan are James A. Dowd and Ronald Tascarella.

2016 Equity Incentive Plan. The Pathfinder Bancorp, Inc. 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”) was approved at our 2016 Annual Meeting. The 2016 Equity Incentive Plan authorized the issuance of up to 263,605 shares of common stock pursuant to grants of stock option awards to our senior executive officers and outside directors. The options that were granted to executives vest over seven years (14.3% per year for each year of the participant’s service), have an exercise price of $11.35, (the market price on the date of the grant) and an exercise period of 10 years from the date of the grant, May 6, 2016.  All of the options authorized under this plan have been granted.

The 2016 Equity Incentive Plan also authorizes the issuance of 105,442 shares of common stock pursuant to grants of restricted stock units to our senior executive officers, directors, key management and other officers.  The restricted stock units granted to senior executive officers vest over seven years (14.3% per year for each year of the participant’s service). Restricted stock units granted to all other officers vest over five years or three years.

Outstanding Equity Awards at Year-End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2021 for the Named Executive Officers under our 2016 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End
Options Awards						Restricted Shares
	Grant Date (1)	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (2)	Market value of shares or units of stock that have not vested (3)
Name		(#)	(#)	($)		(#)	($)
Thomas W. Schneider	5/6/2016	18,830	7,531	11.35	05/06/26	4,518	77,574

James A. Dowd	5/6/2016)	11,295	4,521	11.35	05/06/26	2,108	36,194

Ronald Tascarella	5/6/2016	11,295	4,521	11.35	05/06/26	2,108	36,194

(1)	The stock options granted in May 2016, with an option price of $11.35, vest ratably over seven years, with an expiration date ten years from the date of the grant, or May 2026.
(2)	The restricted stock awards were granted in May 2016 and vest ratably over seven years on each anniversary of the grant date.
(3)	Reflects the per share value of the restricted stock units as of December 31, 2021 of $17.17.

Defined Benefit Plan.  Pathfinder Bank maintains a tax-qualified noncontributory defined benefit plan (“Retirement Plan”).  The Company “froze” the Retirement Plan effective June 30, 2012 (“Plan Freeze Date”). After the Plan Freeze Date, no employee is permitted to commence or recommence participation in the Plan and no further benefits accrue to any plan participants. Employment service after the Plan Freeze Date does continue to be recognized for vesting purposes, however.  Prior to the Plan Freeze Date, all salaried employees age 21 or older who worked for the Bank for at least one year and were credited with 1,000 or more hours of employment during the year were eligible to accrue benefits under the Retirement Plan.

At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity. The retirement benefit provided is equal to 1.5% of a participant’s average monthly compensation for periods after May 1, 2004, through the plan freeze date described above and 2.0% of the participant’s average monthly compensation for credited service prior to May 1, 2004 based on the average of the three consecutive years during the last 10 years of employment which provides the highest monthly average compensation multiplied by the participant’s years of credited service (not to exceed 30 years) to the normal retirement date. Retirement benefits also are payable upon retirement due to early and late retirement. Benefits also are paid from the Retirement Plan upon a Participant’s disability or death. A reduced benefit is payable upon early retirement at or after age 60. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant’s normal retirement date. Benefits are payable in various annuity forms. On December 31, 2021, the market value of the Retirement Plan trust fund was approximately $20.5 million. The Company made no contribution to the defined benefit pension plan during 2021.

Employee Savings Plan.  Pathfinder Bank maintains an Employee Savings Plan which is a profit-sharing plan with a “cash or deferred” feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees who have attained age 21 and have completed 90 days of employment during which they worked at least 1,000 hours are eligible to participate.

Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, in an amount up to 75% of their compensation to the 401(k) Plan, provided that the amount deferred did not exceed $19,500 for 2021.  In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called “catch-up contributions”) to the 401(k) Plan.  The “catch-up contributions” may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan. The maximum “catch-up contribution” that a participant could make in 2021 was $6,500. For these purposes, “compensation” includes total compensation (including salary reduction contributions made under the 401(k) Plan or the flexible benefits plan sponsored by the Bank), but not in excess of $290,000 for 2021. The Bank generally provides a match of 100% of the first 3% of the participating employees salary, plus 50% of the next 3% of the participating employees salary. All employee contributions and earnings thereon are fully and immediately vested.  Employer matching contributions vest at the rate of 20% per year beginning at the end of a participant’s first year of service with the Bank until a participant is 100% vested after five years of service. Participants also will vest in employer matching contributions when they reach the normal retirement age of 65 or later, or upon death or disability regardless of years of service.  To partially offset the impact on employees due to the Retirement Plan freeze discussed above, the Company, on January 1, 2013, began making a 3% safe harbor contribution to all eligible participants in addition to the match contributions described above.  The employer safe harbor contribution is fully vested at all times.

For the plan year ended December 31, 2021, the Bank made a matching contribution in the amount of $414,000 to the 401(k) Plan. In addition, the Company made a safe harbor contribution in the amount of $314,000 for the 2021 plan year.

Employee Stock Ownership Plan.  Pathfinder Bank maintains an employee stock ownership plan (“ESOP”). Employees who are at least 21 years old with at least one year of employment with the Bank are eligible to participate.  On April 6, 2011, the ESOP acquired 125,000 shares of common stock to replenish its ability to make stock contributions to participants’ accounts.  The shares were acquired pursuant to a loan obtained from a third-party lender.  In connection with the second step conversion and offering, the ESOP purchased an additional 105,442 shares, which equaled 4% of the shares issued in the offering.  In connection with such purchase, the ESOP borrowed sufficient funds from the Company to both refinance the remaining outstanding balance on the third-party loan and purchase the additional shares.  The Bank makes annual contributions to the ESOP which contributions are used by the ESOP to repay the ESOP loan.

Benefits under the ESOP become vested in an ESOP participant at the rate of 20% per year, starting upon an employee’s completion of one year of credited service, and will be fully vested upon completion of five years of credited service. Participants’ interest in their account under the ESOP will also fully vest in the event of termination of service due to their normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally upon the participants’ termination of employment with the Bank and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

C.	DIRECTORS’ COMPENSATION

Each non-employee director receives an annual retainer of $20,000, a meeting fee of $800 for each Board meeting attended and $600 for each committee meeting attended, except for Executive Loan Committee fees which are $300 per meeting.  The Board Chair receives an additional retainer of $10,100.  The Audit Committee Chairman receives an additional retainer of $4,100 and the chairman of all other committees receives an additional $100 for each committee meeting in which they serve in the capacity of committee chairman. Employee directors do not receive any fees.  We paid a total of $373,491 in director fees during the year ended December 31, 2021, which included $44,400 in fees paid to George P. Joyce, Retired Director, who retired from Pathfinder Bancorp, Inc.’s Board of Directors, but continues to serve on Pathfinder Bank’s Board of Directors.

Set forth below is director compensation for each of our non-employee directors for the year ended December 31, 2021.

		Fees earned or paid in cash	Non-qualified deferred compensation earnings (1)	All Other Compensation (2)	Total
Name	Year	($)	($)	($)	($)
David A. Ayoub (3)	2021	45,391	11,744	─	57,135
William A. Barclay (4)	2021	39,400	6,855	─	46,255
Chris R. Burritt (5)	2021	60,100	29,454	─	89,554
John P. Funiciello (6)	2021	33,500	11,744	─	45,244
Adam C. Gagas (7)	2021	35,300	─	─	35,300
George P. Joyce (8)	2021	44,400	─	─	44,400
Melanie Littlejohn 9)(9)	2021	36,400	─	─	36,400
John F. Sharkey	2021	43,600	7,264	─	50,864
Lloyd "Buddy" Stemple	2021	35,400	18,352	─	53,752

(1)	The non-qualified deferred compensation earnings represent the above market or preferential earnings on compensation that was deferred by each director to the Trustee Deferred Fee Plan.
(2)	No director received perquisites and any other personal benefits that exceeded, in the aggregate, $10,000.
(3)	Mr. Ayoub has 17,023 outstanding stock options.
(4)	Mr. Barclay has 8,787 outstanding stock options.

(5)	Mr. Burritt has 8,787 outstanding stock options.
(6)	Mr. Funiciello has 8,787 outstanding stock options.
(7)	Mr. Gagas has 17,023 outstanding stock options.
(8)	Mr. Joyce retired from the Board of Pathfinder Bancorp, Inc. on June 4, 2021. He continues to serve as a Director on the Board of Pathfinder Bank.
(9)	Ms. Littlejohn has 8,787 outstanding stock options.

Director fees are reviewed annually by the Compensation Committee for recommendation to the Board of Directors.  The Committee reviews relevant peer group data similar to that used in the executive compensation review. The Committee believes that an appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct the Company.

Trustee (Director) Deferred Fee Plan.  Pathfinder Bank maintains the Trustee Deferred Fee Plan for members of the Boards of Directors of Pathfinder Bank and the Company.  A participant in the plan is eligible to defer, on a monthly basis, up to the lesser of (i) $2,000 or (ii) 100% of the monthly fees the participant would be entitled to receive each month.  The participant’s deferred fees will be held by the Bank subject to the claims of the Bank’s creditors in the event of the Bank’s insolvency.

Upon the earlier of the date on which the participant’s services are terminated or the participant attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled to his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of the Company or the Bank followed by the participant’s termination of services within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.  Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, the Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the date of the participant’s disability.  Such benefit will commence within 30 days following the date on which the participant is determined to be disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

V.	PROPOSAL 1 - ELECTION OF DIRECTORS

Our bylaws presently allow the Company to fix the number of directors.  The number of directors of the Company shall be set at eleven subject to the election of the two (2) new directors at the annual shareholder meeting.  Our bylaws provide that the number of directors be divided into three classes, as nearly equal in number as reasonably possible, and for approximately one third to be elected each year.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and qualify. In order to provide for three “nearly equal” classes of Directors, Mr. Ayoub and Mr. Sharkey are both nominated for a one-year term and Adam C. Gagas, Melanie Littlejohn, Meghan Crawford-Hamlin and Eric Allyn are each nominated for three-year terms.

A.	COMPOSITION OF OUR BOARD

The table below sets forth certain information regarding the composition of the Board of Directors and Director Nominees, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected and each nominee has agreed to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name (1)	Age (2)	Position Held	Director Since (3)	Current Term to Expire

Director Nominees For a One-Year Term
David A. Ayoub	59	Director	2012	2022
John F. Sharkey, III	64	Director	2014	2022

New Nominees For a Three-Year Term
Eric Allyn	58	None	N/A	N/A
Meghan Crawford-Hamlin	32	None	N/A	N/A

Director Nominees for a Three-Year Term
Adam C. Gagas	50	Director	2014	2022
Melanie Littlejohn	57	Director	2016	2022

Directors Continuing in Office
William A. Barclay	53	Director	2011	2023
Chris R. Burritt	69	Chairman of the Board	1986	2023
John P. Funiciello	58	Director	2011	2024
Thomas W. Schneider	60	Director, President and Chief Executive Officer	2001	2024
Lloyd "Buddy" Stemple	61	Director	2005	2024

(1)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
(2)	As of March 22, 2022.
(3)	In the case of Mr. Burritt, service prior to 1995 reflects initial appointment to the Board of Trustees of the mutual predecessor to Pathfinder Bank, the Company’s operating subsidiary.

The principal occupation during the past five years of each director, nominee and executive officer, as well as other relevant experience, is set forth below. All directors, nominees and executive officers have held their present positions for five years unless otherwise stated.  None of our directors, nominees or executive officers have been the subject of securities litigation, regulatory enforcement or bankruptcy in the past ten years.

B.	DIRECTOR NOMINEES FOR A ONE-YEAR TERM

David A. Ayoub serves as Partner-in-Charge of the Tax Department at Bowers & Company CPAs, PLLC at their Syracuse location. In that capacity, Mr. Ayoub consults on corporate mergers and acquisitions and also assists start-up businesses. In addition, he oversees the firm’s tax compliance, technical research, planning and consulting.  Mr. Ayoub has over 30 years of accounting and taxation experience.  He is a graduate of Rochester Institute of Technology with a BS in Accounting and is a Certified Public Accountant in New York State.  He is also a Member of the American Institute of Certified Public Accountants, as well as the New York State Society of Certified Public Accountants.  Mr. Ayoub pursues an active role in the community, previously serving on boards including Make-A-Wish Foundation of Central New York, where he was the Past Chair.  Mr. Ayoub’s extensive experience with corporate transactions, his organization abilities as well as his experience in business and tax, offers the Board an invaluable perspective of the Bank’s business. The Board, therefore, supports his re-election for a one-year term.

John F. Sharkey, III is President of Universal Metal Works, a custom metal fabrication facility, in Fulton, New York, and the Managing Partner of Universal Properties, LLC. Prior to his role with Universal Metal Works, Mr. Sharkey was President of Universal Joint Sales, a heavy-duty truck parts distributor, headquartered in Syracuse, New York. During his tenure at Universal Joint Sales, the company grew to 13 locations throughout the Northeast and Florida. In 1998, Mr. Sharkey sold Universal Joint Sales to FleetPride. For three years following the sale of the company, Mr. Sharkey acted as FleetPride’s Regional Vice President.  Mr. Sharkey is an active member of the Central New York community, serving on boards including Center State CEO, Oswego State Economic Advisory Council and is the Finance Director of St. Anne Mother of Mary Parish. He is also a committee member of the Syracuse Chapter of Ducks Unlimited and volunteers as a pilot/crew member for Angel Flight. Mr. Sharkey’s management experience and business knowledge provides a valuable resource and perspective to the Board.  The Board, therefore, supports his re-election for a one-year term.

NEW NOMINEES FOR A THREE-YEAR TERM

Eric Allyn is the former Chairman of the Board of Directors of Welch Allyn, Inc, a company owned by the Allyn Family for 100 years, and sold in the year 2015.   Today, he is Managing Member of 50 State LLC, the entity that manages proceeds from the sale of Welch Allyn.  In addition, Eric is Chief Investment Officer for 50 State, LLC and serves as Trustee to over 75 Family Trusts.  Outside of his work with his family, Eric also serves on the Board of Health Care Originals; serves as LP Advisor to Armory Square Ventures; serves on Upstate Medical University Council; on the Board of Directors of the Allyn Family Foundation, where he has chaired the Investment Committee since 2008, and several other organizations.  In addition, Eric is Founder and Managing Partner of two private Investment Funds, which he has managed since 2011.  Eric is a past board member at GOJO (makers of Purell), Pharma Tech Industries, Eagle Dream Health, Hand-Held Products, The Gifford Foundation (Investment Committee Chairman), NYS Business Council, and Family Firm Institute (FFI). He also served on the Board of Directors Auburn Community Hospital (past-Chairman), the Hospital Trustees of New York State (Chairman), and Hospital Association of New York State (HANYS).  Eric is a frequent speaker nationally and internationally on the topics of family business governance, family enterprises, philanthropy, and investment management.  Eric is a graduate of Dartmouth College, and earned his MBA from University of Virginia (Darden School).   Mr. Allyn’s depth of experience in leadership, mergers and acquisitions, and capital markets, along with his prominence and philanthropic work in the Central New York market, will provide diverse experience, knowledge and opportunities for the Company’s governance, business prospects and capital market reach.  Therefore, the Board supports his election for a three-year term.

Meghan Crawford-Hamlin serves as the President of Institutional Sales at BHG Financial where she oversees the sales strategy for BHG across bank partnerships and strategic partners. Ms. Crawford-Hamlin leads a national sales team focused on growing premium revenue and enhancing the experience for clients while driving sales strategy and market development. Since joining BHG in 2015, Ms. Crawford-Hamlin has generated and serviced relationships with hundreds of community banks nationwide. She personally managed the sale of hundreds of millions of dollars of financing for highly skilled professionals to institutional buyers. Prior to joining BHG, she spent many years at the rating agency, Fitch, and also worked for the technology giant, IAC.  Ms. Crawford-Hamlin is very active within the banking industry, serving as a member of many state and national bank associations such as the American Bankers Association, as well as the Independent Community Bankers Association. While holding a Bachelor of Arts from Bucknell University, Ms. Crawford-Hamlin also serves as an active member of New York Cares, American Cancer Society, and CNY Autism Society of America.  Ms. Crawford-Hamlin will provide diverse perspectives into generational knowledge, marketing and sales.  She has deep banking exposure, direct lending experience, and transformational knowledge in digital banking platform development and implementation.  She will play a key role in developing executive strategies in new lending opportunities and in our digital banking development.  Therefore, the Board supports her election for a three-year term.

DIRECTOR NOMINEES FOR A THREE-YEAR TERM

Adam C. Gagas Adam C. Gagas is the Managing Director of Institutional Services at Rockbridge Investment Management, an SEC-registered investment advisor firm in Central New York. His prior investment advisory experience includes founding and leadership roles at Disciplined Capital Management and Breakwall Asset Management. Mr. Gagas was an analyst on teams managing multi-billion dollar portfolios at Skandia Asset Management and Principal Global Investors in New York City. He was awarded an Alfa Fellowship and completed a yearlong professional placement as an institutional investment analyst at Alfa Capital in Moscow, Russia. He is also the owner/operator of Gagas Realty Corporation, a multi-property commercial real estate holding company. In addition, he is an adjunct instructor of Corporate Finance in the SUNY Oswego School of Business. Mr. Gagas earned a BA from Hobart College with majors in Economics and Russian Studies, and an MBA with a concentration in Finance from the Leonard N. Stern School of Business at New York University.  His extensive community involvement includes having served as the Chairman of the Board of Oswego Health, past chair of that organization’s Audit and Investment committees, and as a member of the Executive committee.  He is the former President of the Oswego Health Foundation and a current board member of Oswego’s historic Riverside Cemetery.  Mr. Gagas’ expertise in finance, particularly of public companies, provides us with valuable insight. The Board, therefore, supports his re-election for a three-year term.

Melanie Littlejohn serves as the Vice President for New York Customer and Community Management at National Grid. (NYSE: NGG), a natural gas and electricity provider, where she is responsible for leading stakeholder management statewide to ensure processes, planning and best practices are delivered consistently to National Grid’s New York customers.  Ms. Littlejohn joined the company (then Niagara Mohawk) in April of 1994 as the Director of Inclusion & Diversity-US Operations. Prior to her current position, she was Director of Customer and Community Management for Central New York.  Before joining Niagara Mohawk, Ms. Littlejohn was the Executive Director of Urban League Onondaga County. Before joining the Urban League, she was the Manager of International Client Services for Banker’s Trust Company in the Wall Street District.  Ms. Littlejohn obtained a Bachelor of Arts Degree in Liberal Arts from the State University of New York at Stony Brook and a Master’s Degree in Business Administration from Syracuse University’s Whitman School of Management. In addition, she was selected to participate in National Grid’s Developing Future Business Leader’s program administered by the London Center for High Performance.  She resides in Syracuse, New York.  Ms. Littlejohn pursues an active role in the community, currently serving as the Trustee/Officer of Onondaga Community College, Business Advisory Council for the Federal Reserve Bank of New York, Chair-Board of Directors of CenterState CEO, Board of Directors of the Business Council of New York and SUNY Morrisville Business School Council of Advisor’s.  Ms. Littlejohn’s experience in working with a large public company provides us with valuable market perspective. The Board, therefore, supports her re-election for a three-year term.

The Board of Directors unanimously recommends a vote “FOR” each nominee.

C.	CONTINUING DIRECTORS

William A. Barclay is a graduate of St. Lawrence University and Syracuse University College of Law.  An attorney and businessman, Mr. Barclay is a partner in the Syracuse law firm of Barclay Damon, LLP, where he specializes in business law. Mr. Barclay has served on several community organizations throughout his career including the SUNY Oswego College Council, the Rosamond Gifford Zoo at Burnet Park, the Everson Museum of Art, and Northern Oswego County Health Services, Inc. Mr. Barclay currently serves on the Boards of Countryway Insurance Company and Douglaston Manor, Inc.  Mr. Barclay also is the New York State Assemblyman for the 120th District, which includes parts of Oswego, Onondaga and Jefferson counties.  In 2020, Mr. Barclay was unanimously elected by his colleagues to serve as Minority Leader in N.Y.S. Assembly. Mr. Barclay’s in-depth knowledge of economic development and the law provides the Board with a unique and valuable perspective into economic development and legal issues.

Chris R. Burritt is the former President and General Manager of R.M. Burritt Motors, Inc., an automobile dealership located in Oswego, New York.  Mr. Burritt was elected Chairman of the Board effective January 1, 2014.  In addition to his prior long-term ownership and management of his well-known local business, Mr. Burritt is active in community affairs.  He presently serves on the Finance/Operations Committee of the Oswego Hospital. Mr. Burritt also serves as Director of the NYS Automobile Dealers Association in Albany, NY. Mr. Burritt is also a Certified Instructor/Coordinator for Financial Peace University and teaches several nine week classes each year.  Additionally, Mr. Burritt is a member of the Men’s Mentor Ministry where he serves as an advisor to men in need of financial counseling.  Mr. Burritt’s experience operating a local business and substantial ties to the communities served by the Bank provides the Board with valuable insight into managing and overseeing a business.

John P. Funiciello is a licensed real estate broker and developer who owns and operates JF Real Estate in Syracuse, NY.  Mr. Funiciello began his career in real estate in 1986 as a commercial real estate agent and founded JF Real Estate in 1992.  JF Real Estate represents both owners and users of real estate, providing a wide array of skills and services that include brokerage, development, tenant and owner representation, site selection, space planning, building management, and much more.  Currently, JF Real Estate represents approximately three million square feet of commercial and residential real estate in the Central New York Region.  Mr. Funiciello is a graduate of the State University of New York at Cortland with a degree in Economics and a concentration in Business.  He is an active member in the Syracuse community and has served on the Boards of Children’s Consortium and the Samaritan Center. He currently sits on the Board at the North West YMCA.  Mr. Funiciello was recognized by the Central New York Business Journal’s Forty Under 40, an honor given to Onondaga County business leaders under the age of 40.  Mr. Funiciello’s extensive real estate experience and knowledge of the local real estate market, as well as his insight into managing and overseeing a business, brings valuable expertise to the Board.

Thomas W. Schneider has been employed by the Bank since 1988.  Mr. Schneider is the President and Chief Executive Officer of the Company and the Bank. Prior to his appointment as President in 2000, Mr. Schneider was the Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Schneider is a member of the board of directors the Company and the Bank. Mr. Schneider provides the Board with extensive knowledge of our customers and lending markets.   Mr. Schneider recently concluded his Chairmanship of the New York State Bankers Association and he is, therefore, well respected by his peers.

Lloyd “Buddy” Stemple is the Chief Executive Officer of Constellium Rolled Products in Ravenswood,
West Virginia, a global supplier of rolled aluminum to the Aerospace and Transportation materials industries (NYSE: CSTM).  Prior to his present position, Mr. Stemple was the Chief Executive Officer of Oman Aluminum Rolling Company.  The Oman Aluminum Rolling Company is a venture supported by the government of Oman which started commercial production of rolled aluminum in late 2013. Prior to his work in Oman, he was the Vice-President and General Manager of Novelis Specialty Products, Novelis Inc., which has manufacturing locations in Oswego, New York, Kingston, Ontario, Canada; and sales offices in Cleveland, Ohio and Detroit, Michigan.  He is also a member of the Compensation Committee of SECAT.  Mr. Stemple currently serves as Chairman of the Board for the Aluminum Association.  Mr. Stemple also served as a Board and Executive Committee member of the Aluminum Association in Washington, DC.  The Association promotes the use of aluminum and all matters impacting the industry. Mr. Stemple has an Engineering Degree, an MBA and a Masters Degree in International Management from McGill University and a Diploma from INSEAD in France.  Mr. Stemple’s varied experience in management, strategic planning, human resources, and financial accountability of publicly traded companies is a valuable asset to our Board.

D.	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James A. Dowd, CPA, age 54, has been employed by the Bank since 1994 and presently serves as the Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. Dowd served as Chief Financial Officer from 2000 until January 22, 2019. Mr. Dowd is responsible for branch administration, marketing and facilities departments.

Ronald Tascarella, age 63, serves as Executive Vice President and Chief Banking Officer of the Company and the Bank.  Prior to joining us in 2006, he was Senior Vice President of Oswego County National Bank.  Mr. Tascarella is responsible for the Bank’s lending and commercial deposit operations.

Daniel R. Phillips, age 57 has been employed by the Bank since 1999 and presently serves as Senior Vice President and Chief Information Officer of the Company and the Bank. Prior to joining us in 1999, he was Assistant Vice President of Community Bank.  Mr. Phillips is responsible for electronic delivery channels, information security and technology platforms.

Calvin L. Corriders, age 59, has been employed by the Bank since 2012 and presently serves as Regional President of Pathfinder Bank’s Syracuse Market and Human Resource Director.  Prior to joining us, he was a Senior Commercial Loan Officer of Beacon Federal Credit Union.  Mr. Corriders is responsible for managing and engaging the Bank’s presence in the Syracuse Market and overseeing the Human Resources Department.

Walter F. Rusnak, age 68, has been employed by the Bank since 2015 as First Vice President of Finance and Accounting and was appointed as Senior Vice President and Chief Financial Officer effective January 23, 2019.  Mr. Rusnak is responsible for the treasury, finance and accounting functions of the Company.   Immediately prior to joining us in 2015, Mr. Rusnak was an advisory board member and founding principal of Ovitz Corporation.

Will O’Brien, age 56, has been employed by the Bank since 1999.  During his tenure, Mr. O’Brien has held various positions in the Bank including branch manager and commercial lender. Mr. O’Brien most recently served as First Vice President of Credit Administration and was just recently appointed as Senior Vice President Chief Risk Officer and Corporate Secretary. Mr. O’Brien is responsible for overseeing the Enterprise Risk Management program, as well as Loss Mitigation, Compliance, BSA/AML and Security functions.

VI.	PROPOSAL 2 -RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for 2022.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Bonadio & Co., LLP, for the year ending December 31, 2022. A representative of Bonadio & Co., LLP is expected to attend the Annual

Meeting to respond to appropriate questions and to make a statement if he or she so desires. Information regarding our engagement of Bonadio & Co., LLP is set forth below.

In order to ratify the selection of Bonadio & Co., LLP, as our independent registered public accounting firm for 2022, the proposal must receive at least a majority of the votes cast, either at the Annual Meeting or by proxy, in favor of such ratification.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BONADIO & CO., LLP AS OUR AUDITORS FOR 2022.

A.	AUDIT AND RELATED FEES FOR 2021 AND 2020

Our Auditors for 2021 and 2020 were Bonadio & Co., LLP.

Audit Fees

Bonadio & Co., LLP billed us a total of $188,024 and $270,942 in 2021 and 2020, respectively, for the audit of our 2021 and 2020 annual consolidated financial statements, the audit of our internal control over financial reporting for 2021, review of our Annual Report on Form 10-K, review of consolidated financial statements included in Forms 10-Q, and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

Audit-related fees

Bonadio & Co., LLP billed us a total of $46,150 and $43,933 for 2021 and 2020, respectively, for audit-related fees, which included professional services rendered for the three annual audits of the Company’s employee benefit plans.

Recurring and non-recurring tax services

Bonadio & Co., LLP billed us a total of $37,250 and $80,150 in 2021 and 2020, respectively, for tax fees which included the preparation of state and federal tax returns, calculation of the quarterly tax estimates, and other tax-related consulting.  Recurring and non-recurring tax services included assistance in connection with the New York State Franchise tax examination.

All Other Fees

Bonadio & Co., LLP billed us a total of $0 for 2021 and 2020, respectively, for all other fees.

Policy On Audit Committee Pre-Approval Of Audit And Non-Audit Services Of The Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the non-audit fees incurred in 2021 and 2020 were preapproved pursuant to our policy.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its Auditors. The Audit Committee concluded that performing such services in 2021 did not affect the auditors’ independence in performing their function as independent registered public accounting firm.

B.	AUDIT COMMITTEE REPORT

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021;
•	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Oversight Board and the SEC;
•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committees concerning independence, and has discussed with the independent registered public accounting firm their independence; and

•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee appointed Bonadio & Co., LLP as Auditors for 2022, which appointment the shareholders will be asked to ratify at the 2022 Annual Meeting.

This report has been provided by the Audit Committee:

David Ayoub, Chris Burritt, Melanie Littlejohn and John Sharkey III

VII.  NEXT YEAR

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 214 West First Street, Oswego, New York 13126, no later than December 9, 2022.  Any such proposals shall also be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to Pathfinder Bancorp, Inc.’s annual meeting of shareholders to be held in 2023 must give Pathfinder Bancorp, Inc. notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting.  This deadline is March 14, 2023.

In addition to the requirement set forth under SEC Rule 14a-19, our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, Pathfinder Bancorp, Inc.’s Secretary must receive written notice not less than 80 days nor more than 90 days prior to any such meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed to and received by the Secretary of Pathfinder Bancorp, Inc. at its principal executive office not later than the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on Pathfinder Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Pathfinder Bancorp, Inc. which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear at the Annual Meeting or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the board of directors of Pathfinder Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of

Article II, Section 12 of the Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on Pathfinder Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Pathfinder Bancorp, Inc. which are owned beneficially or of record by such shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear at the Annual Meeting or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act of 1934 or any successor rule or regulation.

The 2023 annual meeting of shareholders is expected to be held May 6, 2023.  Advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no earlier than February 7, 2023 and no later than February 17, 2023.  If notice is received before February 7, 2023 or after February 17, 2023, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

BY ORDER OF THE BOARD OF DIRECTORS

William D. O’Brien

Secretary

Oswego, New York

April 8, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Annual Report and Form 10-K and Proxy Card are available at http://www.pathfinderbank.com/annualmeeting.

PATHFINDER BANCORP INC. VOTE 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESTGNATI0N (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000,000000 ext 000000000.000000 ext 000000000,000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. OUR PROXY SIATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE ON THE INTERNET AT WWW.PATHFINDERBANK.COM/ANNUALMEETING. Yotes submitted electronically must be received by 11:00am, Eastern Time, on May 4,2022. 0nline G o to www.investorvote.com/PBHC or scan the 0R code - login details are located in the shaded bar below. Using a black link pen, mark your votes with an X as shown in this example, Please do not write outside the designated areas.  Phone Call toll free I-800-652-V0TE (8583) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PBHC ES0P V0TE AUTH0RIZATION F0RM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1234 5678 9012 345 A Proposals - THE B0ARD 0F DIRECTOR RECMMENDS A VOTE'FOR' PR0P0SALS 1 AND 2. 1. Election of Directors + For Withhold For Withhold For Withhold ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ 01 - David A. Ayoub - for a one-year term 02 - John F. Sharkey, lll - for a one-year term 03 - Eric Allyn - for a three-year term 04. Meghan Crawford-Hamlin - for a three-year term 05 - Adam C. Gagas - for a three-year term 06 - Melanie Littlejohn - for a three-year term 2. The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2022; For Against Abstain B Authorize Signatures - This section must be completed for your vote to be counted. - Date and Sign Below When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc should give full title as such. If the singer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 1 P C F 538219 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MRA SAMPLE AND MR A SAMPLE AND MR A SIMPLE AND MR A SAMPLE AND MRA SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MRA SAMPLE AND JNT 03M8BB

The 2022 Annual Meeting of Shareholder of PATHFINDER BANCORP, INC. will be held on May 13, 2022 at 10:00 A.M. EST, virtually via the internet at meetnow.global/MY9FFMD. This virtual meeting service is not supported by Internet Explorer. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PBHC  IF VOTING BY MAII, SIGN, DETACH AND RETURN THE BOTTOM PORTIION IN THE ETNCLOSED ENVELOPE. PATHFIDER BANC0RP INC. ANNUAL MEETING OF SHAREHOLDERS MAY 13, 2022 This ESOP Vote Authorization Form is solicited by the ESOP Trustee The ESOP participant signing on the reverse side hereby directs the ES0P Trustee to vote all shares of common stock of pathfinder Bancorp, lnc. as to which the ESOP participant is entitled to direct the voting at the Annual Meeting of Shareholders ('Annual Meeting"), which will be held virtually with the hosting link meetnow.global/MY9FFMD on May 13, 2022 at 10:00 A.M. EST. The ES0P Trustee is authorized to cast all votes with respect to the shares allocated to the ESOP Participant's account as indicated on the reverse side. THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTE AS DIRECTED, BUT IF NO ITSTRUCTIONS ARE SPECIFIED, AND THE ESOP VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS ESOP VOTE AUTHORIZATION I FOMM WILL BE VOTED ”FOR” PROPOSALS 1 AND 2. THE ESOP TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOING INSTRUCTIONS IN THE SAME PROPORTIOIIN AS IT VOTES SHARES; FOR WHHICH TS HAS RECEIVED INSTRUCTIONS FROM TIHE PARTICIPANTS. IF ANY OIHER BUSSNESS IS PREJENTEND AT THE ANNUAL MEETING. THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARATICIPANT AND BENEFICIARIES OF THE ESOP. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT IHE ANNUAL MEETING. Please complete, date, sign and mail this proxy card ln the enclosed postage-paid envelope. C Non-Voting ltems Change of Address Please print new address below. Comments Please print your comments below

PATHFINDER BANCORP INC. VOTE Using a black ink pen, nark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Gard IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. 1. Election of Directors For Withhold 01 - David A. Ayoub - for a one-year term 02 - John F. Sharkey, lll - for a one-year term For Withhold 03 - Eric Allyn - for a three-year term 04 - Meghan Crawford-Hamlin - for a three-year term For Withhold 05 - Adam C. Gagas - for a three-year term 06 - Melanie Littlejohn - for a three-year term 2. The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2022; for Against Abstain B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full tittle as such. If the signer is a corporation, please sign full corporation name by duly authorized officers. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1UPX 538219 03M848

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY - PATHFINDER BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 13, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints the full Board of Directors, with full power of substation to act as attorneys and proxies for the undersigned, to vote all shares of common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Meeting”) which will be held virtually with the hosting link meetnow.global/MY9FFMD on May 13, 2022 at 10:00 A.M. EST. The Board Directors is authorized to cast all votes to which the undersigned is entitled as stated on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I AND 2. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated April 8,2022. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PATHFINDER BANCORP INC. ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004 C1 23456789 000000000.000000ext 000000000.000000 ext 000000000.000000ext 000000000.000000 ext 000000000.000000ext 000000000.000000 ext Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card. OUR PROXY SIATEMENT, ANNUAL REPORT IO SHAREHOLDERS AND PROXY CARD ARE AVAITABLE ON THE INIERNET AT WWW.PAIHFINDERBANK.COM/ANNUALMEETING. Online GO to www.investorvote.com/PBHC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-V0TE (8683) within the USA, US territories and Canada Save paper, Time and money Sign up for electronic delivery at www.investorvote.com/PBHC Annual Meeting Proxy Card1234 5678 9012 345 IF YOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals - THE BOARD OF DIRECTORS RECOMMENDS A YOTE "FOR” PROPOSALS 1 AND 2. 1. Election of Directors 01 - David A. Ayoub - for a one-year term 04 - Meghan Crawford-Hamlin - for a three-year term For Withhold 02 - John F. Sharkey, III - for a one-year term 05 - Adam C. Gagas - for a three-year term 03 - Eric Allyn - for a three-year term 06 - Melanie Littlejohn - for a three-year term For Withhold 2. The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2022. For Against Abstain Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T 1 U P X 5 3 8 2 1 9 MR A SAMPTE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAIMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03M89B

The 2022 Annual Meeting of Shareholders of PATHFINDER BANCORP, INC. will be held on May 13, 2022 at 10:00 A.M. EST, virtually via the internet at meetnow.global/MY9FFMD. This virtual meeting service is not supported by Internet Explorer. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PBHC  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  REVOCABLE PROXY - PATHFINDER BANCORP, INC. ANNUML MEETING OF SHAREHOLDERS MAY 13, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Meeting”) which will be held virtually with the hosting link meetnow.global/MY9FFMD on May 13, 2022 at 10:00 A.M. EST. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as stated on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARB OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the Shareholder‘s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated April 8, 2022. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items   Change of Address Please print new address below. Comments Please print your comments below.